UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 23, 2005

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 23, 2005, United States Steel Corporation entered into an amendment of its Amended and Restated Receivables Purchase Agreement, dated November 28, 2001 among U. S. Steel Receivables LLC, as Seller; United States Steel LLC, as initial Servicer; the persons party thereto as CP Conduit Purchasers, Committed Purchasers and Funding Agents; and The Bank of Nova Scotia, as Collateral Agent. Pursuant to this amendment, the following changes were made: (a) the definition of “Joint Venture Obligor Percentage” was eliminated; (b) the definition of “Loss Reserve Percentage” was amended; (c) the allowable Dilution Ratio was increased; and (d) Pro-Tec Steel Coating Company (“Pro-Tec”) was eliminated from the schedule of Special Obligors. After giving effect to the changes implemented by this amendment, USS had sufficient Eligible Receivables to support the $500 million maximum amount available under this facility for the most recent period reported to the Collateral Agent.

The amendment is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Seventh Amendment to the Amended and Restated Receivables Purchase Agreement, dated November 23, 2005 by and among U. S. Steel Receivables LLC, as Seller; United States Steel Corporation, as initial Servicer; the persons party thereto as CP Conduit Purchasers, Committed Purchasers and Funding Agents; and The Bank of Nova Scotia, as Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Larry G. Schultz
Larry G. Schultz
Vice President & Controller

Dated: November 23, 2005